Exhibit 99.1

L BRANDS REPORTS SECOND QUARTER 2015 EARNINGS

- PROVIDES THIRD QUARTER AND RAISES FULL-YEAR
2015 EARNINGS GUIDANCE -

Columbus, Ohio, Aug. 19, 2015 - L Brands, Inc. (NYSE: LB) today reported 2015 second quarter results.

Second Quarter Results
Earnings per share for the second quarter ended Aug. 1, 2015, increased 8 percent to $0.68 compared to $0.63 for the quarter ended Aug. 2, 2014. Second quarter earnings per share include a $0.02 negative foreign exchange impact. Second quarter operating income increased 7 percent to $402.9 million compared to $375.9 million last year, and net income was $202.5 million compared to $188.4 million last year.

The company reported net sales of $2.765 billion for the second quarter ended Aug. 1, 2015, an increase of 3 percent compared to sales of $2.675 billion for the quarter ended Aug. 2, 2014. The company reported a comparable store sales increase of 4 percent for the second quarter ended Aug. 1, 2015.

2015 Outlook
The company stated that it expects 2015 third quarter earnings per share to be $0.40 to $0.45, and raised its full-year earnings forecast to $3.58 to $3.73 per share from $3.50 to $3.70 previously, which includes a negative foreign exchange impact of approximately $0.12 per share, about $0.03 of which is in the third quarter.

Earnings Call Information
L Brands will conduct its second quarter earnings call at 9 a.m. Eastern on Aug. 20. To listen, call 1-866-363-4673 (international dial-in number: 1-937-200-3978). For an audio replay, call 1-855-859-2056 (conference ID 33156271) (international replay number: 1-404-537-3406 (conference ID 33156271)) or log onto www.LB.com. Additional second quarter financial information is also available at www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,976 company-owned specialty stores in the United States, Canada and the United Kingdom, and its brands are sold in more than 650 additional noncompany-owned locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the second quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the second quarter earnings call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to maintain the security of customer, associate, supplier or company information;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the second quarter earnings call to reflect circumstances existing after the date of this press release or the second quarter earnings call or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors’ in our 2014 Annual Report on Form 10-K.
For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
SECOND QUARTER 2015

Comparable Store Sales Increase (Decrease):

	Second Quarter 2015	Second Quarter 2014	Year-to-Date 2015	Year-to-Date 2014

Victoria's Secret[1]	3%	3%	4%	3%
Bath & Body Works[1]	5%	3%	5%	3%
L Brands	4%	3%	4%	3%
Victoria's Secret Direct Sales	(4%)	0%	(5%)	0%

1 - Results include company-owned stores in the United States and Canada.

Total Sales (Millions):

	Second Quarter 2015	Second Quarter 2014	Year-to-Date 2015	Year-to-Date 2014

Victoria's Secret Stores[1]	$1,437.5	$1,363.0	$2,783.1	$2,608.4
Victoria's Secret Direct	368.9	382.4	707.2	740.6
Total Victoria's Secret	$1,806.4	$1,745.4	$3,490.3	$3,349.0
Bath & Body Works Stores[1]	$672.0	$638.3	$1,226.0	$1,168.5
Bath & Body Works Direct	76.2	66.4	135.5	117.8
Total Bath & Body Works	$748.2	$704.7	$1,361.5	$1,286.3
VS & BBW International[2]	$88.7	$79.3	$180.2	$150.3
Other[3]	$121.9	$145.9	$245.2	$280.9
L Brands	$2,765.2	$2,675.3	$5,277.2	$5,066.5

1 - Results include company-owned stores in the United States and Canada.
2 - Results include retail sales from company-owned stores outside of the United States and Canada and royalty and wholesale sales associated with partner-operated stores.
3 - Results include La Senza, Henri Bendel and Mast external sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	1/31/15	Opened	Closed	8/1/15

Victoria's Secret U.S.	983	2	(2)	983
PINK U.S.	115	9	(2)	122
Victoria's Secret Canada	31	2	—	33
PINK Canada	10	—	—	10
Total Victoria's Secret	1,139	13	(4)	1,148

Bath & Body Works U.S.	1,558	10	(3)	1,565
Bath & Body Works Canada	88	3	—	91
Total Bath & Body Works	1,646	13	(3)	1,656

Victoria's Secret U.K.	8	—	—	8
PINK U.K.	2	—	—	2
Henri Bendel	29	—	—	29
La Senza Canada	145	—	(12)	133
Total L Brands Stores	2,969	26	(19)	2,976

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/31/15	Opened	Closed	at 8/1/15

Victoria's Secret Beauty & Accessories	290	38	(3)	325
Victoria's Secret	13	1	—	14
PINK	1	2	—	3
Bath & Body Works	80	23	(2)	101
La Senza	266	1	(34)	233
Total	650	65	(39)	676

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED AUGUST 1, 2015 AND AUGUST 2, 2014
(Unaudited)
(In thousands except per share amounts)

	2015	2014
Net Sales	$2,765,237	$2,675,311
Costs of Goods Sold, Buying and Occupancy	(1,651,391)	(1,630,951)
Gross Profit	1,113,846	1,044,360
General, Administrative and Store Operating Expenses	(710,920)	(668,418)
Operating Income	402,926	375,942
Interest Expense	(77,777)	(81,631)
Other Income	(1,921)	1,962
Income Before Income Taxes	323,228	296,273
Provision for Income Taxes	120,751	107,916
Net Income	$202,477	$188,357

Net Income Per Diluted Share	$0.68	$0.63

Weighted Average Shares Outstanding	296,913	297,342

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
TWENTY-SIX WEEKS ENDED AUGUST 1, 2015 AND AUGUST 2, 2014
(Unaudited)
(In thousands except per share amounts)

	2015	2014
Net Sales	$5,277,176	$5,066,541
Costs of Goods Sold, Buying and Occupancy	(3,107,372)	(3,040,089)
Gross Profit	2,169,804	2,026,452
General, Administrative and Store Operating Expenses	(1,395,036)	(1,314,399)
Operating Income	774,768	712,053
Interest Expense	(157,725)	(165,954)
Other Income	75,774	5,615
Income Before Income Taxes	692,817	551,714
Provision for Income Taxes	239,874	206,375
Net Income	$452,943	$345,339

Net Income Per Diluted Share	$1.52	$1.16

Weighted Average Shares Outstanding	298,028	297,333

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
TWENTY-SIX WEEKS ENDED AUGUST 1, 2015 AND AUGUST 2, 2014
(Unaudited)
(In thousands except per share amounts)

	2015			2014
	Reported	Adjustments	Adjusted	Reported
Net Sales	$5,277,176	$—	$5,277,176	$5,066,541
Costs of Goods Sold, Buying and Occupancy	(3,107,372)	—	(3,107,372)	(3,040,089)
Gross Profit	2,169,804	—	2,169,804	2,026,452
General, Administrative and Store Operating Expenses	(1,395,036)	—	(1,395,036)	(1,314,399)
Operating Income	774,768	—	774,768	712,053
Interest Expense	(157,725)	—	(157,725)	(165,954)
Other Income	75,774	(78,057)	(2,283)	5,615
Income Before Income Taxes	692,817	(78,057)	614,760	551,714
Provision for Income Taxes	239,874	(9,079)	230,795	206,375
Net Income	$452,943	$(68,978)	$383,965	$345,339

Net Income Per Diluted Share	$1.52		$1.29	$1.16

Weighted Average Shares Outstanding	298,028		298,028	297,333

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND
RECONCILIATION OF ADJUSTED RESULTS
(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:
Fiscal 2015
In the second quarter of 2015, there were no adjustments to results.
In the first quarter of 2015, adjusted results exclude the following:

•	A $78.1 million pre-tax gain ($69.0 million net of tax) included in other income, related to the sale of our remaining interest in the third-party apparel sourcing business.
Fiscal 2014
In the first and second quarter of 2014, there were no adjustments to results.
The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com